Exhibit (99.1)



    Written Statement of the Chairman, President and Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350



Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman, President and Chief Executive Officer of Oshkosh Truck Corporation (the "Company"), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Robert G. Bohn
----------------------------------
Robert G. Bohn
May 2, 2003


A signed original of this written statement required by Section 906 has been provided to Oshkosh Truck Corporation and will be retained by Oshkosh Truck Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



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